                                                                  EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT


This Employment Agreement (this "Agreement") is made as of November 1, 1996 (the "Effective Date") by and between NEWMARK HOME CORPORATION, a Nevada corporation (the "Employer"), and MIKE BECKETT, an individual residing in Missouri City, Texas (the "Employee").

                                    RECITALS

The Employer, its divisions, subsidiaries, and other affiliated entities are primarily engaged in the business of constructing single family residences. It is the intent and purpose of the parties hereto to specify in this Agreement the terms and conditions of Employee's employment with the Employer.

                                   AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

         "Agreement"--this Employment Agreement, as amended from time to time.

         "Base Salary"--as defined in Section 3.1(a).

         "Basic Compensation" means Base Salary and Benefits.

         "Benefits"--as defined in Section 3.1(b).

         "Board of Directors" means the board of directors of the Employer.

         "Disability"--as defined in Section 4.2.

         "Effective Date" means the date stated in the first paragraph of this Agreement.

         "Employment Period" means the term of the Employee's employment under this Agreement.

         "Fiscal Year" means the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

         "For cause"--as defined in Section 4.3.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, business trust, association, organization, or governmental body.

2.       EMPLOYMENT TERMS AND DUTIES

         2.1     EMPLOYMENT

                 The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

         2.2     TERM

                 Subject to the provisions of Section 5, the term of the Employee's employment under this Agreement will be three (3) years and two (2) months, beginning on the Effective Date and ending on December 31, 1999.


         2.3     DUTIES

                 The Employee will serve as Sr. Vice President-Purchasing of the Employer for the term of this Agreement and will have such duties as are assigned or delegated to the Employee by the Board of Directors. The Employee will devote his full business time, attention, skill, and energy exclusively to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Employee's duties under this Agreement. If the Employee is elected as a director of the Employer or as a director or officer of any of its affiliates, the Employee will fulfill his duties as such director or officer without additional compensation.

3.       COMPENSATION

         The compensation and other benefits payable to the Employee under this Agreement shall constitute the full consideration to be paid to the Employee for all services to be rendered by the Employee for the Employer, its divisions, subsidiaries and other affiliated entities.

         3.1     BASIC COMPENSATION

                 (a) The Employee will be paid an annual salary as set forth below ("Base Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly.

                          Year                                      Base Salary
                          ----                                      -----------
                 11/1/96 - 12/31/96                                 $125,000.00
                          1997                                      $140,000.00
                          1998                                      $155,000.00
                          1999                                      $170,000.00

                 (b) The Employee will, during the Employment Period, be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical and other employee benefit plans of the Employer that may be in effect from time to time, to the extent Employee is eligible under the terms of those plans (collectively, the "Benefits"). The term "Benefits" shall include (a) the payments under the Option Termination Agreement dated as of October 1, 1993 as provided therein, and (b) the 1996 Bonus Program currently in effect.

4.       TERMINATION

         4.1     EVENTS OF TERMINATION

                 The Employment Period, the Employee's Basic Compensation, and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 4):

                 (a)      upon the death of the Employee;

                 (b) upon the disability of the Employee (as defined in Section 4.2) immediately upon notice from either party to the other; or

                 (c) for cause (as defined in Section 4.3), immediately upon notice from the Employer to the Employee, or at such later time as such notice may specify;

         4.2     DEFINITION OF DISABILITY

                 For purposes of Section 4.1, the Employee will be deemed to have a "disability" if, for physical or mental reasons, the Employee is unable to perform the essential functions of the Employee's duties under this Agreement for 120 consecutive days, or 180 days during any twelve (12) month period, as determined in accordance with this Section 4.2. The disability of the Employee will be determined by a medical doctor selected by written agreement of the Employer and the Employee upon the request of either party by notice to the other. If the Employer and the Employee cannot agree on the selection of a medical doctor, each of them will select a medical doctor and the two (2) medical doctors will select a third medical doctor who will determine whether the Employee has a disability. The determination of the medical doctor selected under this Section 4.2 will be binding on both parties. The Employee must submit to a reasonable number of examinations by the medical doctor making the determination of disability under this Section 4.2, and the Employee hereby authorizes the disclosure and release to the Employer of such determination and all supporting medical records. If the Employee is not legally competent, the Employee's legal guardian or duly authorized attorney-in-fact will act in the Employee's stead, under this Section 4.2, for the purposes of submitting the Employee to the examinations, and providing the authorization of disclosure, required under this Section 4.2.

         4.3     DEFINITION OF "FOR CAUSE"

                 For purposes of Section 4.1, the phrase "for cause" means: (a) the commission of fraud, theft, embezzlement, or similar malfeasance involving moral turpitude or the conviction of, or plea of nolo contendere to, any felony; (b) gross negligence, nonfeasance, dishonesty, willful misconduct or substantial failure to perform employment duties in a manner consistent with normal standards of job performance after prior evaluation and warning related to such standards of job performance; or (c) the appropriation (or attempted appropriation) of a material business opportunity of the Employer.

         4.4     TERMINATION PAY

                 Effective upon the termination of this Agreement, the Employer will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 4.4, and in lieu of all other amounts and in settlement and complete release of all claims the Employee may have against the Employer. For purposes of this Section 4.4, the Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Employee may designate by notice to the Employer from time to time or, if the Employee fails to give notice to the Employer of such a beneficiary, the Employee's estate.

                 (a) Termination by the Employer for Cause. If the Employer terminates this Agreement for cause, the Employee will be entitled to receive his accrued, but unpaid, Base Salary only through the date such termination is effective.

                 (b) Termination upon Disability. If this Agreement is terminated by either party as a result of the Employee's disability, as determined under Section 4.2, the Employer will pay the Employee his Base Salary through the remainder of the calendar month during which such termination is effective.

                 (c) Termination upon Death. If this Agreement is terminated because of the Employee's death, the Employee's estate will be entitled to receive his Base Salary through the end of the calendar month in which his death occurs.

                 (d) Benefits. The Employee's accrual of, or participation in plans providing for, Benefits, will cease at the effective date of the termination of this Agreement, except as otherwise specifically provided in writing in the documentation for any such Benefit. The Employee will not receive, as part of his termination pay pursuant to this Section 4, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement, unless Employer's written personnel policies provide otherwise.

5.       GENERAL PROVISIONS

         5.1     WAIVER

                 The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
                 (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

         5.2     BINDING EFFECT; DELEGATION OF DUTIES PROHIBITED

                 This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated.

         5.3     NOTICES

                 All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

                 If to Employer:

                 Newmark Home Corporation
                 10435 Greenbough, Suite 101
                 Stafford, TX 77477
                 Facsimile No.: 713/261-4663

                 With a copy to:

                 Cathryn L. Porter
                 Pacific USA Holdings Corp.
                 3200 Southwest Freeway, Suite 1220
                 Houston, TX 77027
                 Facsimile No.: 713/871-0155

                 If to the Employee:

                 Mike Beckett
                 4731 Diamond Spring
                 Missouri City, Texas 77459

         5.4     ENTIRE AGREEMENT; AMENDMENTS

                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

         5.5     GOVERNING LAW

                 This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

         5.6     SEVERABILITY

                 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


                                        "EMPLOYER"

                                        NEWMARK HOME CORPORATION


                                        By: /s/ LONNIE M. FEDRICK
                                           ----------------------------
                                        Name: Lonnie M. Fedrick
                                             --------------------------
                                        Title: President 12/26/96
                                              -------------------------



                                        "EMPLOYEE"

                                        /s/ J.M. BECKETT
                                        -------------------------------
                                        MIKE BECKETT